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                                                                     EXHIBIT 4.2

                                     BYLAWS
                                       OF
                                HAYES CORPORATION

                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1. PLACE OF STOCKHOLDERS' MEETINGS. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

         SECTION 2. DATE, HOUR AND PURPOSE OF ANNUAL MEETINGS OF STOCKHOLDERS. Annual meetings of Stockholders, commencing with the year 1996, shall be held on such day and at such time as the Directors may determine from time to time by resolution, at which meeting the stockholders shall elect, by a plurality of the votes cast at such election, a Board of Directors, and transact such other business as may properly be brought before the meeting in accordance with these Bylaws. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this



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Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.

         If for any reason a Board of Directors shall not be elected at the Annual Meeting of Stockholders, or if it appears that such Annual Meeting is not held on such date as may be fixed by the Directors in accordance with the provisions of these Bylaws, then in either such event the Directors shall cause the election to be held as soon thereafter as convenient.

         SECTION 3. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President or any Vice President, the Secretary or by the Board of Directors, and shall be called by any of the foregoing at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the meeting.

         SECTION 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise expressly required or permitted by the laws of Delaware, not less than ten (10) days nor more than sixty (60) days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation.

         An Affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         SECTION 5. QUORUM OF STOCKHOLDERS.

                  (a) Unless otherwise provided by the laws of Delaware, at any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

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                  (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

                  (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

                  (d) If an adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         SECTION 6. CHAIRMAN AND SECRETARY OF MEETING. The Chairman, or in his absence, the Vice Chairman, or in his absence, the President, or in his absence, any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

         SECTION 7. VOTING BY STOCKHOLDERS. Except as may be otherwise provided by the Certificate of Incorporation or by these Bylaws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Delaware, the Certificate of Incorporation or these Bylaws.

         SECTION 8. PROXIES. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his attorney-in-fact. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

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         SECTION 9. LIST OF STOCKHOLDERS.

                  (a) At least ten (10) days before every meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

                  (b) During ordinary business hours, for a period of at least ten (10) days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                  (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

                  (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE II
                                    DIRECTORS

         SECTION 1. POWERS OF DIRECTORS. The property, business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

         SECTION 2. NOMINATION OF DIRECTORS. Nominations of persons for election to the Board of Directors at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 2. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided however, that in the event that less than

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seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than that the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under
Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The directors shall be elected at the annual meeting of the stockholders, except as provided in the Certificate of Incorporation, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

         SECTION 3. VACANCIES ON BOARD OF DIRECTORS. Any Director may resign his office at any time by delivering his resignation in writing to the Chairman or the President or the Secretary. It will take effect at the time specified therein, or if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

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         SECTION 4. MEETINGS OF THE BOARD OF DIRECTORS.

         (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

         (b) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

         (c) The first meeting of each newly elected Board of Directors except the initial Board of Directors shall be held as soon as practicable after the Annual Meeting of the stockholders for the election of officers and the transaction of such other business as may come before it.

         (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman, the Chief Executive Officer, the President or at the request of Directors constituting one-third of the number of Directors then in office, but not less than two Directors.

         (e) The Secretary shall give notice to each Director of any meeting of the Board of Directors by mailing the same at least two days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

         SECTION 5. QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Delaware, the Certificate of Incorporation or these Bylaws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 6. PRESIDING OFFICER AND SECRETARY OF MEETING. The Chairman or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his absence the presiding officers shall appoint a secretary of the meeting.

         SECTION 7. ACTION BY CONSENT WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the

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Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

         SECTION 8. EXECUTIVE COMMITTEE. The Board of Directors may appoint from among its members and from time to time may fill vacancies in an Executive Committee to serve during the pleasure of the Board. The Executive Committee shall consist of three members, or such greater number of members as the Board of Directors may by resolution from time to time fix. One of such members shall be the Chairman of the Board and another shall be the Vice Chairman of the Board, who shall be the presiding officer of the Committee. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these Bylaws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

         SECTION 9. OTHER COMMITTEES. The Board of Directors may also appoint from among its members such other committees of two or more Directors as it may from time to time deem desirable, and may delegate to such committees such powers of the Board as it may consider appropriate.

         SECTION 10. COMPENSATION OF DIRECTORS. Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.

         SECTION 11. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 of Article II shall constitute presence in person at such meeting.

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                                   ARTICLE III
                                    OFFICERS

         SECTION 1. EXECUTIVE OFFICERS OF THE CORPORATION. The executive officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman, a Chief Executive Officer, President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors also may appoint a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two offices except those of Chairman of the Board and Vice Chairman of the Board, President and Vice President, or President and Secretary may be filled by the same person. None of the officers need be a member of the Board except the Chairman of the Board and the Vice Chairman of the Board.

         SECTION 2. CHOOSING OF EXECUTIVE OFFICERS. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall choose a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer.

         SECTION 3. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         SECTION 4. SALARIES. The salaries of all officers and agents of the Corporation specially appointed by the Board shall be fixed by the Board of Directors.

         SECTION 5. TERM, REMOVAL AND VACANCIES. The officers of the Corporation shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders. He shall be the Chief Executive Officer of the Company, unless the Board has designated a separate Chief Executive Officer. In the absence or disability of the Chairman of the Board: (a) the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders, and (b) the powers and duties of the Chairman of the Board shall be exercised jointly by the Vice Chairman of the Board and the President until such authority is altered by action of the Board of Directors. The Chairman of the Board shall present to the

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Annual Meeting of Stockholders a report of the business of the preceding fiscal year.

         SECTION 7. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if any, shall have such powers and perform such duties as are provided in these Bylaws or as may be delegated to him by the Chairman of the Board, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 8. CHAIRMAN. The Chairman shall serve as advisor to the Board of Directors and shareholders in connection with the current and long term operating and strategic planning and policy development for the Corporation, and shall perform all such other duties as may be properly required of him by the Board of Directors.

         SECTION 9. PRESIDENT. The President shall have such powers and perform such duties as are provided in these Bylaws or as may be delegated to him by the Board of Directors or the Chairman of the Board. If there is no Chairman of the Board or separate Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have all the duties and responsibilities previously enumerated for the Chairman of the Board. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all meetings of the stockholders.

         SECTION 10. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge and supervision of the business of the Company and shall exercise and perform all the duties incident to the office of the Chief Executive Officer. He shall have direct supervision of the other officers and shall also exercise and perform such powers and duties as may be assigned to him by the Board of Directors.

         SECTION 11. POWERS AND DUTIES OF VICE PRESIDENTS. Any Vice President designated by the Board of Directors shall, in the absence, disability, or inability to act of the President, perform all duties and exercise all the powers of the President and shall perform such other duties as the Board may from time to time prescribe. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board.

         SECTION 12. POWERS AND DUTIES OF TREASURER AND ASSISTANT
TREASURERS.

         (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors, and shall cause

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   such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board of Directors, the Chairman, the President or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board of Directors, the Chairman, the President or the Treasurer.

         (b) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

         (c) The Treasurer, or an Assistant Treasurer, or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman, the President or the Treasurer, may sign all receipts and vouchers for payments made to the Corporation; he shall render a statement of the cash account of the Corporation to the Board of Directors as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose full and accurate accounts of all moneys received and paid by him on account of the Corporation and of all securities received and delivered by the Corporation.

         (d) Each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the event of the absence of the Treasurer or his incapacity or inability to act, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

         SECTION 13. POWERS AND DUTIES OF SECRETARY AND ASSISTANT
SECRETARIES.

         (a) The Secretary shall attend all meetings of the Board, all meetings of the stockholders, and shall keep the minutes of all proceedings of the stockholders and the Board of Directors in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation in accordance with the provisions of the Bylaws and as required by the laws of Delaware. The Secretary may, with the President, a Vice President or other authorized officer, sign all contracts and other documents in the name of the Corporation. He shall perform such other duties as may be prescribed in these Bylaws or assigned to him and all other acts incident to the position of Secretary.

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         (b)      Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

         (c) In no case shall the Secretary or any Assistant Secretary, without the express authorization and direction of the Board of Directors, have any responsibility for, or any duty or authority with respect to, the withholding or payment of any federal, state or local taxes of the Corporation, or the preparation or filing of any tax return.

                                   ARTICLE IV
                                  CAPITAL STOCK

         SECTION  1. STOCK CERTIFICATES.

         (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or the President or the Vice Chairman or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

         (b) If such a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles and, if permitted by Delaware law, any other signature on the certificate may be a facsimile.

         (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

         SECTION 2. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact

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thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

         SECTION 3. TRANSFER OF RECORD OWNERSHIP. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

         SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

         SECTION 5. TRANSFER AGENT, REGISTRAR, RULES RESPECTING CERTIFICATES. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

         SECTION 6. FIXING RECORD DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. The Board of Directors may fix in advance a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than sixty (60) days nor less than ten (10) days before the date of a meeting of the stockholders, nor more than sixty (60) days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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                                    ARTICLE V
                       SECURITIES HELD BY THE CORPORATION

         SECTION 1. VOTING. Unless the Board of Directors shall otherwise order, the Chairman, the Vice Chairman, the President, any Vice President or the Treasurer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

         SECTION 2. GENERAL AUTHORIZATION TO TRANSFER SECURITIES HELD BY THE CORPORATION.

         (a) Any of the following officers, to-wit: the Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Corporation shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

         (b) Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the Bylaws and of such officers is still in full force and effect.

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                                   ARTICLE VI
                                    DIVIDENDS

         SECTION 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. PAYMENT AND RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

         SECTION 3. RECORD DATE. The Board of Directors may, to the extent provided by law, prescribe a period, in no event in excess of sixty (60) days, prior to the date for payment of any dividend, as a record date for the determination of stockholders entitled to receive payment of any such dividend, and in such case such stockholders and only such stockholders as shall be stockholders of record on said date so fixed shall be entitled to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         SECTION 1. SIGNATURES OF OFFICERS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board.

         SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 3. SEAL. Upon resolution of the Board of Directors, the Corporation may elect to have a corporate seal. In such event, the corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the

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


words "Corporate Seal, Delaware". Said seal may be used for causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                     NOTICES

         SECTION 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, facsimile transmission or cable.

         SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, or, for a meeting, actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

         These Bylaws, or any of them, may from time to time be supplemented, amended or repealed by the Board of Directors, or by the vote of a majority in interest of the stockholders represented and entitled to vote at any meeting at which a quorum is present, except as otherwise provided in these Bylaws or in the Certificate of Incorporation.


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